UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2011
KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)
500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)
713-369-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     Kinder Morgan Energy Partners, L.P. (the “Partnership”) has priced an underwritten public offering (the “Offering”) of 6,700,000 common units representing limited partner interests pursuant to an effective registration statement. The Partnership has granted the underwriters a 30-day option to purchase a maximum of 1,005,000 additional common units to cover over-allotments, if any. The public offering price is $71.44 per common unit.
     BofA Merrill Lynch, Barclays Capital, Credit Suisse, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers of the Offering. Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Keegan & Company, Inc., Raymond James, RBC Capital Markets and UBS Investment Bank are acting as co-managers of the Offering.
     When available, copies of the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, New York 10080
Email: dg.prospectus_request@baml.com

Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: 1-888-603-5847
Email: barclaysprospectus@broadridge.com

Credit Suisse
Prospectus Department
One Madison Avenue
New York, New York 10010
Telephone: 1-800-221-1037

J.P. Morgan
Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: 1-866-803-9204

Wells Fargo Securities
Attention: Equity Syndicate Department
375 Park Avenue
New York, NY 10152
Telephone: 1-800-326-5897
Email: cmclientsupport@wellsfargo.com

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.
	By:	KINDER MORGAN G.P., INC.,
its general partner

	By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: June 14, 2011	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer